Exhibit 10.12

              Trailer Bridge, Inc. Employee Stock Purchase Plan


   The purpose of the 1998 Employee Stock Purchase Plan is to make available to eligible employees of Trailer Bridge, Inc. ( the "COMPANY"), and certain related companies a means of purchasing shares of Trailer Bridge, Inc. Common Stock through voluntary, regular payroll deductions. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Plan shall be administered interpreted and construed in accordance with Section 423 of the Code.

   Participation in the Plan is entirely voluntary, and the Company makes no recommendations to employees as to whether they should or should not participate.

   II.  DEFINITIONS

   2.1. DEFINITIONS. The following words and phrases shall have the following meanings:

   "ADMINISTRATOR" means the entity or person designated to act as Administrator of the Plan pursuant to SECTION 6.1.

   "BASE COMPENSATION" means gross compensation for the relevant pay period, including overtime pay, but excluding all bonuses, severance pay, any extraordinary pay, or expense allowances or reimbursements, moving expenses and income from restricted stock or stock option awards. For these purposes, gross compensation includes an amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to
   Section 125 of the Code.

   "BOARD" means the Board of Directors of Trailer Bridge, Inc.

   "BROKER" means a duly licensed securities dealer, broker or agent designated to act as Broker of the Plan pursuant to Section 6.2.

   "COMMITTEE" means the Compensation Committee of the Board, which shall consist entirely of non-employee directors (as defined in Rule 16b-3).

   "COMPANY" means Trailer Bridge, Inc..

   "COMMON STOCK" means Trailer Bridge, Inc.'s Common Stock, par value $.01 per share.

   "CODE" has the meaning set forth in ARTICLE I.

   "ELIGIBLE EMPLOYEE" means any employee of Trailer Bridge, Inc. Company, excluding any employee (a) whose customary employment with the employee's Employer is 20 hours or less per week, (b) whose customary employment with the employee's Employer is not for more than five months in any calendar year, or (c) who immediately after the grant of an option under this Plan to the employee would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the "employer corporation" or of its "PARENT CORPORATIONS" or "SUBSIDIARY CORPORATIONS," as defined in Section 424 of the Code.

   "EMPLOYER" means, with respect to any Participant, the Trailer Bridge, Inc. Company of which the Participant is an Eligible Employee.

   "FAIR MARKET VALUE" means, with respect to a share of Common Stock, the Last Trade price (Closing Price reported) of a share of Common Stock as reported by the NASDAQ (or by the principal national stock exchange on which the Common Stock is then listed) on the date of valuation, if such date is a business day, or the immediately preceding business day, if such date is not a business day.

   "INDEMNIFIED PERSON" has the meaning set forth in SECTION 9.2.

   "INITIAL OFFERING PERIOD" means the Offering Period commencing on the Plan Start Date.

   "1933 ACT" means the Securities Act of 1933, as amended.

   "OPTION" means an option granted pursuant to this Plan at the beginning of each Offering Period to acquire Common Stock

   "PURCHASE DATE" means the last day of each Offering Period.

   "OFFERING PERIOD" means each six months during the period beginning on the Plan Start Date unless the Plan is terminated earlier.

   "PAYROLL DEDUCTION ACCOUNT" means, with respect to each Participant, the amounts credited to the Participant's account from the payroll deductions made by the Participant under this Plan, less any amounts withdrawn from such account (for payment of Common Stock, payment to the Participant, payment of withholding and other taxes or amounts or payment of other obligations or amounts).

   "PARTICIPANT"  has the meaning set forth in SECTION 3.2.

   "PLAN" means the Trailer Bridge, Inc. 1998 Employee Stock Purchase Plan as the same may be amended from time to time.

   "PLAN START DATE" means March 1, 1998.

   "RELATED CORPORATION" means any present or future corporation which (i) would be a "subsidiary corporation" or "parent corporation" of Trailer Bridge, Inc. as such terms are defined in Section 424 of the Code, and
   (ii) is designated as a participating employer in this Plan by the Board. Kadampanattu Corp. has been so designated as a related corporation in this Plan. Kadampanattu Corp. shall reimburse Trailer Bridge, Inc. for the participation of Kadampanattu Corp. employees.

   "RULE 16B-3" means Rule 16b-3 under the 1933 Act.

   "STOCK ACCOUNT" means, with respect to each Participant, the number of whole shares of Common Stock credited under this Plan to the Participant's account. Dividends with respect to shares of Common Stock credited to a Participant's Stock Account shall be paid to the Participant and shall not be held in either the Participant's Stock Account or Payroll Deduction Account.

   "TRAILER BRIDGE, INC." means Trailer Bridge, Inc. or a Related
   Corporation.

   III.  PARTICIPATION

   3.1 ELIGIBLE EMPLOYEES. Subject to ARTICLE VIII, all Eligible Employees as of the beginning of each Offering Period may participate in the Plan for such Offering Period at their election.

   3.2 PARTICIPATION PROCEDURES. If an Eligible Employee does not otherwise have an election to become a Participant in effect, each Eligible Employee choosing to participate in the Plan (herein called a "PARTICIPANT") during an Offering Period shall enroll as a Participant in the Plan by filing with the Participant's Employer a completed enrollment form (authorized by the Administrator) prior to any deadline determined by the Company.

   3.3. EMPLOYEE CONTRIBUTIONS. Subject to other limitations provided in this Plan, a Participant may contribute under the Plan a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant's Base Compensation. An enrollment form and payroll deduction authorization will remain effective for each Offering Period until terminated in writing by a Participant or until the Participant is no longer eligible to participate in the Plan. The payroll deduction authorization may be reduced or terminated at any time by the Participant's written request submitted to the Participant's Employer; PROVIDED, HOWEVER, that a Participant may not recommence or increase payroll deductions until the beginning of the next Offering Period, nor may a Participant make more than one revision of the Participant's payroll deduction authorization in any Offering Period. Termination of deductions shall constitute withdrawal from the Plan as set forth in SECTION 3.5 and cancellation of any outstanding Options of the Participant. Reduction or termination of deductions will become effective as soon as practicable after a Participant's written request is received by the Participant's Employer.

   3.4. PARTICIPANT RESTRICTION. Notwithstanding any provisions of this Plan to the contrary, no Participant will be granted an option under this Plan which would permit the Participant's rights to purchase shares of stock under all employee stock purchase plans of Trailer Bridge, Inc. and "parent corporations" and "subsidiary corporations" (within the meaning of Section 424 of the Code) to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time each Option is "GRANTED" (within the meaning of Code Section 423(b) (8)) for each Calendar year during which any Option granted to such Participant is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

   3.5. WITHDRAWAL FROM PLAN. A Participant may withdraw from the Plan (thereby canceling all Options then in existence) at any time by giving written notice to the Participant's Employer and to the Administrator. The Administrator shall, as soon as practicable after receiving written notice of a Participant's withdrawal from the Plan, cause to be delivered to the Participant a check representing any funds held to the credit of the Participant's Payroll Deduction Account. A Participant who has withdrawn from the Plan may thereafter reenter the Plan by following the procedure described under SECTION 3.2, but not sooner than the beginning of the next Offering Period after the Participant has withdrawn from participation.

   3.6. TERMINATION OF PARTICIPANT's EMPLOYMENT. Upon termination of a Participant's employment from the Trailer Bridge, Inc. Companies for any reason, including death or disability, the Participant's Stock Account and Payroll Deduction Account in the Plan shall be closed, and all existing Options held by the Participant shall be canceled. The Administrator shall, as soon as practicable after termination of a Participant's employment, cause to be delivered to the Participant or the Participant's estate or the Participant's designated beneficiary as provided below, a check representing any funds held to the credit of the Participant's Payroll Deduction Account. In the event of a Participant's death, the Participant's Common Stock and Payroll Deduction Account shall be delivered and paid to the estate of such Participant or to a beneficiary designated by the Participant in writing on a form approved by the Administrator.

   IV.  OPTIONS TO PURCHASE STOCK; MAXIMUM SHARES AVAILABLE

   4.1. MAXIMUM SHARES. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in Common Stock under
   ARTICLE VII, shall be 150,000 shares.

   4.2. OFFERINGS. Subject to ARTICLE XIII, the Company shall make consecutive offerings on the beginning of each Offering Period to Participants to purchase Common Stock as long as shares authorized remain available for issuance. Each offering as of the beginning of each Offering Period shall be the total number of shares authorized under
   SECTION 4.1, less the number of shares issued by purchases of Common Stock under SECTION 5.5 in prior Offering Periods.

   V.  PURCHASE OF STOCK PURSUANT TO OPTIONS

   5.1. PAYROLL DEDUCTION ACCOUNTS. Each Trailer Bridge, Inc. Company will deduct from its Participants' paychecks such amounts as have been authorized by the Participants and, promptly after the end of each month, remit to the Administrator all amounts so deducted during the month, together with a report showing each Participant and the amounts allocable to the Payroll Deduction Account of each Participant. All payroll deductions made by the Participant shall be credited to his or her account under the Plan. All deductions in each account will be used to purchase Common Stock for the individual on each Purchase Date.

   5.2. STOCK ACCOUNTS. The Administrator will open and maintain a Stock Account in the name of each Participant to which will be credited all shares of Common Stock purchased for the Participant's benefit. Participant's shares will be automatically deposited into accounts as soon as practicable after each Purchase Date. The Participant shall have the right to sell all or any part of the shares held in the Participant's Stock Account, pursuant to the procedures established by the Administrator.

   5.3. GRANT OF OPTIONS AND PURCHASE. Subject to Article VIII, each person who is a Participant on the first day of an Offering Period will as of the first day of such Offering Period be granted an Option for such period. Such Option will be for the number of whole shares of Common Stock to be determined by dividing(a) the balance in the Participant's Payroll Deduction Account on the Purchase Date, by (b) the purchase price per share of Common Stock determined under Section 5.4 below; PROVIDED, HOWEVER, that the quotient in this SECTION 5.3 shall be rounded down to a whole number. The number of shares of Common Stock receivable by each Participant upon exercise of an Option for an Offering Period shall be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

   5.4. PURCHASE PRICE. The purchase price of each share of Common Stock sold pursuant to the exercise of an Option shall be 0.85 multiplied by the Fair Market Value of the Common Stock on the last day of the Offering Period.

   5.5. EXERCISE OF OPTIONS. Each person who is a Participant in the Plan on the Purchase Date will be deemed to have exercised on the Purchase Date the Option granted to the Participant for that Offering Period. Upon such exercise, the balance of the Participant's Payroll Deduction Account shall be applied to the purchase of the number of whole shares of Common Stock determined under SECTION 5.3, and the amount of shares of Common Stock purchased shall be credited to the Participant's Stock Account. In the event that the balance of the Participant's Payroll Deduction Account following an Offering Period is in excess of the total purchase price of the shares of Common Stock so sold, the balance of the Payroll Deduction Account shall be returned to the Participant; PROVIDED,HOWEVER, that if the balance in the Payroll Deduction Account consists solely of an amount equal to the value of a fractional share it will be retained in the Payroll Deduction Account and carried over to the next Offering Period.
   No fractional shares shall be issued hereunder.

   Notwithstanding anything herein to the contrary, Trailer Bridge, Inc.'s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares, to any requirements of the NASDAQ or any national securities exchange applicable thereto, and to compliance by Trailer Bridge, Inc. with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

   5.6. NO ASSIGNMENT OF PARTICIPANT's INTEREST IN PLAN. A Participant may not assign, sell, transfer, pledge, hypothecate or alienate any Options or other interests in or rights under the Plan. Options Under the Plan are exercisable by a Participant during the Participant's lifetime only by the Participant. All employees shall have the same rights and privileges under the Plan.

   5.7. VESTING. Each Participant will immediately acquire full ownership of all shares of Common Stock at the time such shares are credited to the Participants Stock Account.

   5.8. DELIVERY OF STOCK. Participant's shares will be automatically deposited into accounts as soon as practicable after each Purchase Date.

   5.9 DIVIDENDS, SPLITS AND DISTRIBUTIONS. Any stock dividends or stock splits in respect of shares held in the Participant's Stock Account will be credited to the Participant's account without charge. Any distributions to holders of Common Stock or other securities or rights to subscribe for additional shares of Common Stock will be sold and the proceeds will be handled in the same manner as a cash dividend, unless the Participant instructs the Administrator to the contrary.

   5.10. VOTING RIGHTS. The Administrator will deliver to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by Trailer Bridge, Inc. to its stockholders. The full shares of Common Stock in each Participant's Stock Account will be voted in accordance with the Participant's signed proxy instructions duly delivered to the Administrator or pursuant to any other method of voting available to holders of Common Stock. There will be no charge to the Participant for the Administrator's retention of delivery of stock certificates, or in connection with notices, proxies or other such material.

   5.11. NO INTEREST TO BE PAID. No interest will be paid to or credited to the Payroll Deduction Accounts or Stock Accounts of the Participants.

   VI.  ADMINISTRATION OF PLAN

   6.1. THE ADMINISTRATOR AND THE COMMITTEE. To carry out the purposes of the Plan, the Committee shall appoint an Administrator. The Administrator may be any company or individual that the Committee deems qualified, including Trailer Bridge, Inc. The Administrator shall be responsible for the implementation of the Plan, including allocation of funds and stock to the Payroll Deduction Accounts and Stock Accounts and keeping adequate and accurate records for the Participants.

   The Committee shall be entitled to adopt and apply guidelines and procedures consistent with the purposes of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone but shall be final, binding and conclusive on all persons ever interested hereunder.

   6.2. BROKER. The Administrator may, in its discretion, with the consent and approval of the Committee, appoint a Broker. The Broker may be any company or individual, company or companies that the Committee deems qualified; PROVIDED, HOWEVER, that the Broker shall be a licensed security dealer, broker, or agent authorized to make purchases and sales of Common Stock.

   6.3 REPORTING TO PARTICIPANTS. The Administrator will send to each Participant a statement at the end of each six month period (or such other period as determined by the Committee in its sole discretion).

   Each such statement shall contain information concerning transactions in the Participant's Payroll Deduction Account and Stock Account during the relevant period and reflect the balance in the Participants Payroll Deduction Account and Stock Account at the end of such period.

   VII.  ADJUSTMENT UPON CHANGES IN COMMON STOCK

   7.1. CHANGES IN COMMON STOCK. If any change is made in the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator may make appropriate adjustments in the number of shares and price per share of Common Stock subject to the Plan or to any Option granted under the Plan.

   7.2.  DISSOLUTION; MERGER; CAPITAL REORGANIZATION; ETC.  In the event of
   (i) a dissolution or liquidation of Trailer Bridge, Inc.; (ii) a merger or consolidation in which Trailer Bridge, Inc. is not the surviving corporation, or a reverse merger in which Trailer Bridge, Inc. is the surviving corporation but the shares of Common Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise; or (iii) any other capital reorganization in which more than 50 percent of the shares of Common Stock entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Committee determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Committee elects to terminate the Plan, the Administrator shall send to each Participant a stock certificate representing the number of whole shares to which the Participant is entitled. In addition, the Administrator shall send checks drawn on the Plan's account to each Participant in an amount equal to the funds held to the credit of such Participant's Payroll Deduction Account.

   7.3. COMPANY's RIGHT TO RESTRUCTURE, ETC. The grant of any right to a Participant pursuant to the Plan shall not affect in any way the right or power of Trailer Bridge, Inc. to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

   VII.  AMENDMENT;  TERMINATION OF PLAN

   8.1. AMENDMENT AND TERMINATION. Trailer Bridge, Inc., acting through the Committee, reserves the right to amend or terminate the Plan at any time or times; PROVIDED, HOWEVER, any amendment that would require the consent of stockholders under applicable law, rule or regulation (including, without limitation, the Code, the Exchange Act or any self regulatory organization such as a national securities exchange), will not be made unless such stockholders' consent is obtained.

   In addition, the Plan shall terminate automatically on the fifth anniversary of the Plan Start Date, or on any Purchase Date when Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase, subject to the allocation of remaining shares pursuant to the last sentence of
   SECTION 5.3. Upon termination of the Plan, all amounts held in the Payroll Deduction Accounts shall, to the extent not used to purchase shares of Common Stock, be refunded to the Participants entitled thereto.

   IX.  MISCELLANEOUS

   9.1. EXPENSES OF PLAN. The Broker's brokerage commissions, if any, incurred in connection with purchases of Common Stock under the Plan, and the Administrator's administrative charges for maintaining Participants' accounts relating to purchases of securities and all other expenses of administering or maintaining the Plan will be paid by the Company. If the Company is acting as Administrator, no expenses will be charged to the Participants.

   9.2. INDEMNIFICATION. In the event and to the extent not insured against under any contract of insurance with an insurance company, Trailer Bridge, Inc. shall indemnify and hold harmless each "INDEMNIFIED PERSON," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Board, arising from any action or course of action related to the Indemnified Person's act or acts or failure to act. Such Indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses and liability arise in whole or in part from (a) the negligence or other fault of the Indemnified Person, or (b) from the imposition on such Indemnified Person of any civil penalties or excise taxes pursuant to the Code or any other applicable laws; except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. "INDEMNIFIED PERSON" shall mean each member of the Board, the Administrator, each member of the Committee and each other employee of any Trailer Bridge, Inc. Company who is allocated fiduciary responsibility hereunder.

   9.3. NO CONTRACT OF EMPLOYMENT INTENDED. The granting of any rights to and Eligible Employee under this Plan shall not constitute an agreement or understanding, express or implied, on the part of any Trailer Bridge, Inc. Company, to employ such Eligible Employee for any specified period.

   9.4. GOVERNING LAW. The construction, validity and operation of this Plan shall be governed by the laws of the State of Florida.

   9.5. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Plan, but such invalid, illegal or unenforceable provisions shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

   9.6. NO LIABILITY OF TRAILER BRIDGE, INC. Neither Trailer Bridge, Inc., its directors, officers or employees of the Committee, nor any Related Corporation which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any Court having jurisdiction that the Plan does not qualify under Section 423 of the Code.

   IN WITNESS WHEREOF, the Company has caused this Plan to be adopted effective as of the Plan Start Date.


                                  Trailer Bridge, Inc.


                                  By:________________________________
                                  Name: _____________________________
                                  Title:_____________________________